EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF
SEACOAST BANKING CORPORATION OF FLORIDA
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Seacoast Banking Corporation of Florida (“Company”) for the period ended March 31, 2023 (“Report”), I, Charles M. Shaffer, Chairman and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of The Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2023	/s/ Charles M. Shaffer
Charles M. Shaffer
Chairman and Chief Executive Officer